                                                                  EXHIBIT 10.255

                            EIGHTH AMENDMENT TO LEASE

     This Eighth Amendment to Lease (this "Amendment") is dated for reference purposes this 20th day of November, 2003, between SOFI IV-SPM PORTFOLIO XI, L.L.C., a Delaware limited liability company ("Landlord") and MEADOW VALLEY CONTRACTORS, INC., a Nevada corporation ("Tenant").

                                    RECITALS

     Broadway Commerce Centre Limited Partnership ("Original Landlord") and Tenant entered into that certain Lease Agreement, dated May 16, 1995, as amended by that First Amendment to Lease dated June 22, 1995, the Second Amendment to Lease dated April 1, 1996, the Third Amendment to Lease dated April 15, 1996, the Fourth Amendment to Lease dated September 1, 1997, the Fifth Amendment to Lease dated December 15, 1997 between Landlord (as the successor-in-interest to Original Landlord) and Tenant, the Sixth Amendment to Lease dated December 29, 1998, and the Seventh Amendment to Lease dated as of October 18, 2000 (collectively, the "Lease"), covering the office space located at 4001-4013 East Broadway Road, 4411 South 40th Street (the "Building"), Suites D-8, D-10 and D-l1, in Phoenix, Arizona 85040, currently consisting of a total of approximately 2,093, 1,177 and 5,010 rentable square feet, respectively (the "Leased Premises").

     Landlord and Tenant desire to amend the Lease to revise the Lease to, among other modifications, extend the term of the Lease. Upon the terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is amended as follows:

                                    AGREEMENT

     1. Effective Date. The effective date of the Lease amendments set forth in this Amendment is January 1, 2004 (the "Effective Date").

     2. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.

     3. Extension of Term. Notwithstanding anything to the contrary in the Lease, the term of the Lease will be extended through December 31, 2008 (the "Fourth Extended Term"). The Fourth Extended Term will be deemed to commence on the Effective Date and will be on the same terms and conditions as the Lease, except as otherwise provided in this Eighth Amendment. During the Fourth Extended Term, all references in the Lease to the "Lease term" or the "term" will mean the Fourth Extended Term.

     4. Rent. During the Fourth Extended Term, Tenant shall pay a total of $535,798.00 as rent for the entire Fourth Extended Term as Minimum Rent as follows:

January 1, 2004  --  January 31, 2004          $0/mo (8,280rsf @ $0/rsf/mo)
February 1, 2004 -- December 31, 2004   $8,694.00/mo (8,280rsf @ $1.05/rsf/mo)
January l, 2005  -- December 31, 2007   $9,108.00/mo (8,280rsf @ $1.10/rsf/mo)
January 1, 2008  -- December 31, 2008   $9,356.40/mo (8,280rsf @ $1.13/rsf/mo)

These amounts do not include Rental Taxes, Tenant's share of Taxes and Costs of Operating and Maintaining the Property, or any other sums payable to Landlord under the Lease, all of which will remain payable during the Fourth Extended Term.

     5. Base Allowance. As of the Effective Date, Line 4 of Section 3.2 of the Lease is amended by deleting the year "1995" and inserting in its place the year "2004." The new base allowance shall apply to all suites currently occupied by Tenant.

     6. Storage Rental. During the Fourth Extended Term, Tenant shall lease Suite B-13A, currently consisting of 659 square feet, as Storage space at $350.00 per month, plus rental taxes thereon. Section 3.2 of the Lease shall not apply to the Storage space described herein. During the Fourth Extended Term, Landlord shall furnish a portable evaporative cooling unit for use in Suite B-13A. The portable evaporative cooling unit shall remain the property of Landlord and be surrendered with the Leased Premises at the expiration of the term of the Lease, or on sooner termination of the Lease.

     7. Early Termination. Notwithstanding anything to the contrary in the Lease, provided Tenant is not in default under the Lease, Tenant shall have a three-time option to terminate the Least (each an "Early Termination Right"), the first to be effective December 31, 2005, the second to be effective December 31, 2006, and the third to be effective December 31, 2007 (each an "Early Termination Date"). To exercise an Early Termination Right, Tenant must (a) deliver written notice to Landlord that Tenant desires to terminate the Lease as of the Early Termination Date at least one hundred twenty (120) days prior to the applicable Early Termination Date; and (b) immediately pay Landlord an amount equal to Landlord's then unamortized costs of the free rent provided for the month of January 2004 ($8,694.00) and the commissions related to the Fourth Extended Term ($40,184.91). If Tenant exercises an Early Termination Right, Tenant shall vacate the Leased Premises in accordance with the terms of the Lease. From and after such time as Tenant gives notice of its election to exercise the Early Termination Right, Landlord shall have the right to show the Leased Premises to prospective tenants and affix signs to the Property, with reasonable notice to Tenant. If Tenant fails to exercise an Early Termination Right in accordance with the requirements of this Section 7 of this Amendment, that Early Termination Right shall terminate automatically.

     8. Option to Renew. Provided that the Lease is then in full force and effect and Tenant is not in default, on the date of exercise of this option or the commencement of the Renewal Term (as later defined), hereunder after notice and the expiration of any applicable grace period, Tenant shall have the option to extend the Fourth Extended Term for one (1)


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

additional period of three (3) years (the "Renewal Term") by providing written notice to Landlord one hundred twenty (120) days prior to the expiration of the Fourth Extended Term. If the option to extend the term of the Lease is exercised by Tenant as provided in this Amendment, the Renewal Term shall commence on January 1, 2009 and expire on December 31, 2011 unless the Renewal Term shall sooner end pursuant to this Lease. The Minimum Rent payable during the Renewal Term shall be the then current market rate for similar space in similar class buildings in the Phoenix area, as determined by Landlord in its sole reasonable estimation, but in no event shall Minimum Rent be less than the Minimum Rent as of the last month of the Term. All other terms and provisions of the Lease shall be applicable during the Renewal Term with the same force and effect as during the Term.

     9. Remaining Lease Terms. Except as expressly amended by this Amendment, all the terms, covenants, and conditions of the Lease remain in full force and effect. In the event of any conflict between the provisions of this Amendment and the Lease, the provisions of this Amendment shall control.

     10. Counterparts. This Amendment may be executed in counterparts and by facsimile signature, each of which when executed and delivered or faxed shall be an original, but all such counterparts shall constitute one and the same instrument.

                      [signature page immediately follows]


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

     Landlord and Tenant, intending to be legally bound, have executed this Eighth Amendment to Lease as of the date first written above.

     Landlord:

                              SOFI IV-SPM PORTFOLIO XI, L.L.C.,
                              a Delaware limited liability company

                              BY: SOFI IV-SPM MARICOPA, L.P.,
                                  General Manager

                                  BY: SOFI IV ARIZONA TRUST,
                                      General Partner

                                      By:
                                          --------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:
                                             -----------------------------------

     Tenant:

                              MEADOW VALLEY CONTRACTORS, INC.
                              a Nevada corporation

                              By: /s/ Kenneth D. Nelson
                                  ---------------------------
                              Name: KENNETH D. NELSON
                              Title: VICE PRESIDENT


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